EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2006

UNAUDITED

AS AMENDED NOVEMBER 8, 2006

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2006

UNAUDITED

The information contained in this Financial Supplement is preliminary, unaudited and based on data available at October 31, 2006. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

BlackRock/MLIM Transaction

As further described in our Current Reports on Form 8-K dated February 15, 2006 and September 29, 2006, BlackRock, Inc. (“BlackRock”), formerly a majority-owned subsidiary of The PNC Financial Services Group, Inc., and Merrill Lynch entered into a definitive agreement pursuant to which Merrill Lynch agreed to contribute its investment management business (“MLIM”) to BlackRock in exchange for 65 million shares of newly issued BlackRock common and preferred stock.

This transaction closed on September 29, 2006. For all quarterly periods presented in this Financial Supplement, our Consolidated Income Statement reflects our former majority ownership interest in BlackRock. However, our Consolidated Balance Sheet as of September 30, 2006 reflects the deconsolidation of BlackRock’s balance sheet amounts and recognizes our 34% ownership interest in BlackRock as of that date as an investment to be accounted for under the equity method on a prospective basis.

Market	Street

As disclosed in our 2005 Annual Report on Form 10-K, in October 2005 Market Street Funding (“Market Street”), a multi-seller asset-backed commercial paper conduit owned by an independent third party and administered by PNC Bank, N.A., was restructured. As a result, Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005. This deconsolidation is reflected in the information contained in this Financial Supplement. We had previously consolidated Market Street under the provisions of FIN 46R effective July 1, 2003.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

For the three months ended - in millions, except per share data	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Interest Income
Loans	$838	$797	$747	$727	$718
Securities available for sale and held to maturity	271	255	243	233	219
Other	94	74	76	74	58

Total interest income	1,203	1,126	1,066	1,034	995

Interest Expense
Deposits	434	379	327	305	270
Borrowed funds	202	191	183	174	166

Total interest expense	636	570	510	479	436

Net interest income	567	556	556	555	559
Provision for credit losses	16	44	22	24	16

Net interest income less provision for credit losses	551	512	534	531	543

Noninterest Income
Asset management	381	429	461	431	364
Fund servicing	213	210	221	213	218
Service charges on deposits	81	80	73	74	73
Brokerage	61	63	59	57	56
Consumer services	89	94	89	80	76
Corporate services	157	157	135	143	121
Equity management gains	21	54	7	16	36
Net securities losses	(195)	(8)	(4)	(4)	(2)
Trading	38	55	57	49	47
Gain on BlackRock transaction	2,078
Other	19	96	87	95	127

Total noninterest income	2,943	1,230	1,185	1,154	1,116

Noninterest Expense
Compensation	573	558	555	556	545
Employee benefits	86	76	87	77	86
Net occupancy	79	83	79	82	86
Equipment	77	80	77	75	73
Marketing	39	22	20	31	30
Other	324	330	353	324	339

Total noninterest expense	1,178	1,149	1,171	1,145	1,159

Income before minority and noncontrolling interests and income taxes	2,316	593	548	540	500
Minority and noncontrolling interests in income (loss) of consolidated entities	(5)	15	13	4	14
Income taxes	837	197	181	181	152

Net income	$1,484	$381	$354	$355	$334

Earnings Per Common Share
Basic	$5.09	$1.30	$1.21	$1.22	$1.16
Diluted	$5.01	$1.28	$1.19	$1.20	$1.14

Average Common Shares Outstanding
Basic	291	293	292	290	289
Diluted	296	297	296	294	292

Noninterest income to total revenue	84%	69%	68%	68%	67%

Effective tax rate (a)	36.1%	33.2%	33.0%	33.5%	30.4%

(a)	The increase in the third quarter 2006 effective tax rate is primarily due to taxes related to the gain on, and a cumulative adjustment to deferred taxes in connection with, the BlackRock transaction, partially offset by a reduction in pretax income due to third quarter 2006 balance sheet repositioning activities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Assets
Cash and due from banks	$3,018	$3,438	$3,206	$3,518	$3,474
Federal funds sold and resale agreements	2,818	675	511	350	907
Other short-term investments, including trading securities	2,718	2,005	2,641	2,543	2,553
Loans held for sale	4,317	2,165	2,266	2,449	2,377
Securities available for sale and held to maturity	19,512	21,724	21,529	20,710	20,658
Loans, net of unearned income of $815, $828, $832, $835, and $856	48,900	50,548	49,521	49,101	50,510
Allowance for loan and lease losses	(566)	(611)	(597)	(596)	(634)

Net loans	48,334	49,937	48,924	48,505	49,876
Goodwill	3,418	3,636	3,638	3,619	3,470
Other intangible assets	590	862	844	847	755
Investment in BlackRock	3,836
Other	9,875	10,472	9,698	9,413	9,171

Total assets	$98,436	$94,914	$93,257	$91,954	$93,241

Liabilities
Deposits
Noninterest-bearing	$14,840	$14,434	$14,250	$14,988	$14,099
Interest-bearing	49,732	49,059	46,649	45,287	46,115

Total deposits	64,572	63,493	60,899	60,275	60,214
Borrowed funds
Federal funds purchased	3,475	3,320	3,156	4,128	1,477
Repurchase agreements	2,275	2,136	2,892	1,691	2,054
Bank notes and senior debt	2,177	3,503	3,362	3,875	3,475
Subordinated debt	4,436	4,329	4,387	4,469	4,506
Commercial paper	110	10	120	10	3,447
Other	2,222	2,353	2,523	2,724	3,415

Total borrowed funds	14,695	15,651	16,440	16,897	18,374
Allowance for unfunded loan commitments and letters of credit	117	103	103	100	79
Accrued expenses	3,855	2,635	2,585	2,770	2,637
Other	4,031	3,573	3,822	2,759	3,025

Total liabilities	87,270	85,455	83,849	82,801	84,329

Minority and noncontrolling interests in consolidated entities	408	632	627	590	595
Shareholders’ Equity
Preferred stock (a)
Common stock - $5 par value Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	1,679	1,385	1,349	1,358	1,358
Retained earnings	10,771	9,449	9,230	9,023	8,814
Deferred compensation expense	(51)	(60)	(44)	(59)	(64)
Accumulated other comprehensive loss	(109)	(510)	(394)	(267)	(200)
Common stock held in treasury at cost: 59, 58, 57, 60, and 62 shares	(3,296)	(3,201)	(3,124)	(3,256)	(3,355)

Total shareholders’ equity	10,758	8,827	8,781	8,563	8,317

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$98,436	$94,914	$93,257	$91,954	$93,241

CAPITAL RATIOS
Tier 1 risk-based (b)	10.4%	8.8%	8.8%	8.3%	8.4%
Total risk-based (b)	13.6	12.4	12.5	12.1	12.5
Leverage (b)	9.4	7.7	7.6	7.2	7.1
Tangible common equity	7.5	5.2	5.2	5.0	4.9
Common shareholders’ equity to assets	10.9	9.3	9.4	9.3	8.9

ASSET QUALITY RATIOS
Nonperforming assets to loans, loans held for sale and foreclosed assets	.36%	.44%	.40%	.42%	.29%
Nonperforming loans to loans	.34	.41	.37	.39	.25
Net charge-offs to average loans (For the three months ended)	.37	.24	.15	.33	.12
Allowance for loan and lease losses to loans	1.16	1.21	1.21	1.21	1.26
Allowance for loan and lease losses to nonperforming loans	339	294	328	314	499

(a)	Less than $.5 million at each date.
(b)	The ratios for September 30, 2006 are estimated and reflect the impact of the deconsolidation of BlackRock effective September 29, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Summary of Business Results and Period-end Employees (Unaudited)

Three months ended – dollars in millions (a)	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Earnings
Retail Banking	$206	$185	$190	$195	$176
Corporate & Institutional Banking	113	116	105	108	118
BlackRock (b) (c)	63	71	75	73	61
PFPC	40	26	27	29	28

Total business segment earnings	422	398	397	405	383
Minority interest in income of BlackRock	(20)	(21)	(23)	(22)	(19)
Other (c) (d)	1,082	4	(20)	(28)	(30)

Total consolidated net income	$1,484	$381	$354	$355	$334

Revenue (e)
Retail Banking	$791	$782	$753	$755	$740
Corporate & Institutional Banking	356	382	340	358	346
BlackRock (b) (f)	328	365	410	375	320
PFPC (g)	208	208	218	209	211

Total business segment revenue	1,683	1,737	1,721	1,697	1,617
Other	1,834	55	27	25	65

Total consolidated revenue	$3,517	$1,792	$1,748	$1,722	$1,682

(a)	This summary also serves as a reconciliation of total earnings and revenue for all business segments to total consolidated net income and revenue. Our business segment information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	Our ownership interest in BlackRock was approximately 69%—70% for all periods presented. Effective September 29, 2006, PNC’s ownership interest in BlackRock dropped to approximately 34%.
(c)	BlackRock reported GAAP earnings of $19 million, $63 million and $71 million for the three months ended September 30, 2006, June 30, 2006 and March 31, 2006, respectively. For this PNC business segment reporting presentation, pretax integration costs incurred by BlackRock for the MLIM transaction totaling $72 million, $13 million and $6 million for the three months ended September 30, 2006, June 30, 2006 and March 31, 2006, respectively, have been reclassified from BlackRock to “Other.”
(d)	“Other” for the three months ended September 30, 2006 includes the after-tax impact of the gain on the BlackRock transaction and costs associated with the securities portfolio rebalancing and mortgage loan portfolio repositioning.
(e)	Business segment revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Total consolidated revenue, book (GAAP) basis	$3,510	$1,786	$1,741	$1,709	$1,675
Taxable-equivalent adjustment	7	6	7	13	7

Total consolidated revenue, taxable-equivalent basis	$3,517	$1,792	$1,748	$1,722	$1,682

(f)	Amounts for BlackRock represent the sum of total operating revenue and nonoperating income.
(g)	Amounts for PFPC represent the sum of servicing revenue and net nonoperating income less debt financing costs.

	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Period-end Employees
Full-time employees
Retail Banking	9,531	9,674	9,725	9,679	9,891
Corporate & Institutional Banking	1,925	1,899	1,892	1,861	1,740
BlackRock		2,317	2,232	2,151	2,145
PFPC	4,317	4,314	4,291	4,391	4,457
Other
Operations & Technology	4,006	3,994	3,942	3,966	4,010
Staff Services	1,595	1,593	1,560	1,545	1,568

Total Other	5,601	5,587	5,502	5,511	5,578

Total full-time employees	21,374	23,791	23,642	23,593	23,811
Total part-time employees	2,165	2,241	2,003	1,755	1,558

Total employees	23,539	26,032	25,645	25,348	25,369

The period-end employee statistics disclosed for each business segment reflect staff directly employed by the respective business segment and exclude operations, technology and staff services employees. No employees are shown for BlackRock at September 30, 2006 as we deconsolidated BlackRock effective September 29, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Retail Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
INCOME STATEMENT
Net interest income	$427	$424	$408	$417	$407
Noninterest income
Asset management	87	87	87	86	87
Service charges on deposits	79	77	71	72	71
Brokerage	59	59	58	54	54
Consumer services	86	88	86	78	72
Other	53	47	43	48	49

Total noninterest income	364	358	345	338	333

Total revenue	791	782	753	755	740
Provision for credit losses	9	28	9	9	14
Noninterest expense	451	455	436	434	444

Pretax earnings	331	299	308	312	282
Minority interest	5	5	4
Income taxes	120	109	114	117	106

Earnings	$206	$185	$190	$195	$176

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,849	$13,816	$13,778	$13,751	$13,570
Indirect	1,069	1,019	987	980	952
Other consumer	1,221	1,202	1,248	1,264	1,205

Total consumer	16,139	16,037	16,013	15,995	15,727
Commercial	5,821	5,715	5,433	5,282	5,235
Floor plan	854	964	970	936	903
Residential mortgage	1,509	1,577	1,648	1,716	1,789
Other	250	248	236	244	247

Total loans	24,573	24,541	24,300	24,173	23,901
Goodwill and other intangible assets	1,580	1,586	1,582	1,560	1,545
Loans held for sale	1,513	1,535	1,880	1,802	1,602
Other assets	1,640	1,621	1,607	1,505	1,498

Total assets	$29,306	$29,283	$29,369	$29,040	$28,546

Deposits
Noninterest-bearing demand	$7,848	$7,908	$7,777	$7,925	$7,891
Interest-bearing demand	7,787	7,950	8,025	8,095	8,044
Money market	14,832	14,697	14,644	14,399	14,042

Total transaction deposits	30,467	30,555	30,446	30,419	29,977
Savings	1,976	2,109	2,183	2,309	2,516
Certificates of deposit	14,053	13,560	13,115	12,671	11,996

Total deposits	46,496	46,224	45,744	45,399	44,489
Other liabilities	515	537	560	392	370
Capital	2,988	2,979	2,943	2,965	2,919

Total funds	$49,999	$49,740	$49,247	$48,756	$47,778

PERFORMANCE RATIOS
Return on average capital	27%	25%	26%	26%	24%
Noninterest income to total revenue	46	46	46	45	45
Efficiency, GAAP basis	57	58	58	57	60
Efficiency, as adjusted (b)	55	56	56	55	58

(a)	See notes (a) and (e) on page 3.
(b)	See page 11 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio on a GAAP basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Retail Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
OTHER INFORMATION (a)
Credit-related statistics:
Nonperforming assets	$95	$104	$93	$90	$87
Net charge-offs (b)	$31	$19	$14	$12	$11
Annualized net charge-off ratio	.50%	.31%	.23%	.20%	.18%

Home equity portfolio credit statistics:
% of first lien positions	44%	45%	45%	46%	47%
Weighted average loan-to-value ratios	69%	69%	68%	68%	70%
Weighted average FICO scores	728	728	727	728	721
Loans 90 days past due	.22%	.21%	.22%	.21%	.18%

Checking-related statistics:
Retail Banking checking relationships	1,958,000	1,956,000	1,950,000	1,934,000	1,921,000
Consumer DDA households using online banking	920,000	897,000	880,000	855,000	830,000
% of consumer DDA households using online banking	52%	51%	50%	49%	48%
Consumer DDA households using online bill payment	361,000	305,000	253,000	205,000	188,000
% of consumer DDA households using online bill payment	20%	17%	14%	12%	11%

Small business managed deposits:
On-balance sheet
Noninterest-bearing demand	$4,370	$4,319	$4,357	$4,555	$4,499
Interest-bearing demand	1,545	1,392	1,454	1,656	1,547
Money market	2,658	2,617	2,705	2,941	3,045
Certificates of deposit	647	574	553	530	410
Off-balance sheet(c)
Small business sweep checking	1,676	1,532	1,454	1,392	1,321

Total managed deposits	$10,896	$10,434	$10,523	$11,074	$10,822

Brokerage statistics:
Margin loans	$170	$194	$205	$217	$223
Financial consultants (d )	752	775	783	779	784
Full service brokerage offices	99	100	100	100	99
Brokerage account assets (billions)	$44	$43	$43	$42	$42

Other statistics:
Gains on sales of education loans (e)	$11	$7	$4	$4	$11
Period-end full-time employees	9,531	9,674	9,725	9,679	9,891
Period-end part-time employees	1,660	1,526	1,373	1,117	934
ATMs	3,594	3,553	3,763	3,721	3,770
Branches (f)	848	846	846	839	830

ASSETS UNDER ADMINISTRATION (in billions) (g)
Assets under management
Personal	$42	$40	$40	$40	$41
Institutional	10	10	10	9	9

Total	$52	$50	$50	$49	$50

Asset Type
Equity	$32	$31	$32	$31	$31
Fixed income	12	12	12	12	13
Liquidity/Other	8	7	6	6	6

Total	$52	$50	$50	$49	$50

Nondiscretionary assets under administration
Personal	$27	$25	$28	$27	$27
Institutional	62	60	59	57	58

Total	$89	$85	$87	$84	$85

Asset Type
Equity	$32	$31	$33	$33	$32
Fixed income	27	26	26	24	25
Liquidity/Other	30	28	28	27	28

Total	$89	$85	$87	$84	$85

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business deposits.
(b)	The increase at September 30, 2006 was primarily due to a single large overdraft fraud that occurred during the second quarter of 2006.
(c)	Represents small business balances, a portion of which are calculated on a one-month lag. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(d)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.
(e)	Included in “Noninterest income-Other” on page 4.
(f)	Excludes certain satellite branches that provide limited products and service hours.
(g)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Corporate & Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
INCOME STATEMENT
Net interest income	$182	$173	$175	$184	$194
Noninterest income
Corporate services	131	133	113	118	99
Other	43	76	52	56	53

Noninterest income	174	209	165	174	152

Total revenue	356	382	340	358	346
Provision for (recoveries of) credit losses	7	17	12	23	(1)
Noninterest expense	182	192	176	177	172

Pretax earnings	167	173	152	158	175
Income taxes	54	57	47	50	57

Earnings	$113	$116	$105	$108	$118

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$9,966	$9,981	$9,685	$9,829	$11,436
Commercial real estate	2,953	2,760	2,643	2,620	2,580
Commercial - real estate related	2,476	2,484	2,454	2,219	2,155
Asset-based lending	4,563	4,452	4,252	4,227	4,227

Total loans (b)	19,958	19,677	19,034	18,895	20,398
Loans held for sale	865	875	866	923	789
Goodwill and other intangible assets	1,366	1,328	1,314	1,265	1,081
Other assets	4,721	4,411	4,282	4,243	4,416

Total assets	$26,910	$26,291	$25,496	$25,326	$26,684

Deposits
Noninterest-bearing demand	$6,817	$6,353	$6,697	$6,526	$6,195
Money market	2,678	2,168	2,110	2,886	2,620
Other	995	933	777	717	720

Total deposits	10,490	9,454	9,584	10,129	9,535
Commercial paper (c)				514	2,553
Other liabilities	3,885	3,722	3,439	3,405	3,280
Capital	1,879	2,027	1,945	1,787	1,743

Total funds	$16,254	$15,203	$14,968	$15,835	$17,111

PERFORMANCE RATIOS
Return on average capital	24%	23%	22%	24%	27%
Noninterest income to total revenue	49	55	49	49	44
Efficiency	51	50	52	49	50

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$151	$140	$136	$126	$119
Acquisitions/additions	37	19	13	21	18
Repayments/transfers	(8)	(8)	(9)	(11)	(11)

End of period	$180	$151	$140	$136	$126

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$108	$106	$102	$105	$105
Capital Markets	$64	$76	$64	$62	$42
Midland Loan Services	$47	$42	$42	$41	$39
Total loans (e)	$20,405	$20,057	$19,447	$18,817	$21,084
Nonperforming assets (e)	$94	$125	$112	$124	$67
Net charge-offs (recoveries)	$14	$12	$4	$28	$5
Period-end full-time employees	1,925	1,899	1,892	1,861	1,740
Net gains on commercial mortgage loan sales	$12	$18	$7	$13	$21
Net carrying amount of commercial mortgage servicing rights (e)	$414	$385	$353	$344	$297

(a)	See notes (a) and (e) on page 3.
(b)	Includes lease financing and Market Street. Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Includes Market Street. See Supplemental Average Balance Sheet Information on pages 12-13.
(d)	Represents consolidated PNC amounts.
(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

BlackRock (Unaudited) (a) (b)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
INCOME STATEMENT
Investment advisory and administrative fees	$275	$313	$350	$320	$255
Other income	48	47	46	49	46

Total operating revenue	323	360	396	369	301
Operating expense (c)	212	240	280	245	208
Fund administration and servicing costs	11	11	10	11	13

Total expense (c)	223	251	290	256	221

Operating income	100	109	106	113	80
Nonoperating income	5	5	14	6	19

Pretax earnings	105	114	120	119	99
Minority interest	1		1	1	1
Income taxes	41	43	44	45	37

Earnings (c)	$63	$71	$75	$73	$61

PERIOD-END BALANCE SHEET
Investment in BlackRock	$3,836
Goodwill and other intangible assets	29	$490	$492	$484	$492
Other assets		1,434	1,349	1,364	1,181

Total assets	$3,865	$1,924	$1,841	$1,848	$1,673

Liabilities (d)	$1,541	$883	$852	$926	$806
Stockholders’ equity	2,324	1,041	989	922	867

Total liabilities and stockholders’ equity	$3,865	$1,924	$1,841	$1,848	$1,673

Return on average equity	24%	28%	32%	32%	28%

(a)	See notes (a) and (e) on page 3.
(b)	Effective September 29, 2006, we deconsolidated BlackRock from our consolidated financial statements and our investment in BlackRock was accounted for under the equity method of accounting subsequent to that date. At September 30, 2006, we owned approximately 34% of BlackRock.
(c)	BlackRock reported GAAP earnings of $19 million, $63 million and $71 million for the three months ended September 30, 2006, June 30, 2006 and March 31, 2006, respectively. For this PNC business segment reporting presentation, pretax integration costs incurred by BlackRock for the MLIM transaction totaling $72 million, $13 million and $6 million for the three months ended September 30, 2006, June 30, 2006 and March 31, 2006, respectively, have been reclassified from BlackRock to “Other.”

The following is a reconciliation of BlackRock’s earnings as reported in this PNC business segment reporting presentation to BlackRock’s reported GAAP earnings (in millions):

	Three months ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
BlackRock earnings, as reported in PNC’s business reporting presentation	$63	$71	$75	$73	$61
Less: BlackRock/MLIM transaction integration costs, after-tax	44	8	4

BlackRock reported GAAP earnings	$19	$63	$71	$73	$61

(d)	Liabilities at September 30, 2006 primarily consist of income taxes payable and our total BlackRock long-term retention and incentive plan (“LTIP”) funding obligation. Liabilities for each of the other periods presented include minority interest.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
INCOME STATEMENT
Servicing revenue	$218	$218	$227	$217	$221
Expenses
Operating expense	163	163	170	161	168
Amortization of other intangibles, net	3	4	3	4	3

Total expense	166	167	173	165	171

Operating income	52	51	54	52	50
Debt financing	11	11	10	10	10
Net nonoperating income	1	1	1	2

Pretax earnings	42	41	45	44	40
Income taxes (b)	2	15	18	15	12

Earnings	$40	$26	$27	$29	$28

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,015	$1,018	$1,022	$1,025	$1,029
Other assets	1,038	1,398	1,363	1,103	1,053

Total assets	$2,053	$2,416	$2,385	$2,128	$2,082

Debt financing	$813	$852	$890	$890	$939
Other liabilities	772	1,137	1,094	864	799
Shareholder’s equity	468	427	401	374	344

Total funds	$2,053	$2,416	$2,385	$2,128	$2,082

PERFORMANCE RATIOS
Return on average equity	35%	25%	28%	32%	34%
Operating margin (c)	24	23	24	24	23

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (d)
Domestic	$695	$671	$665	$754	$726
Offshore	79	72	85	81	67

Total	$774	$743	$750	$835	$793

Asset type (in billions)
Money market	$260	$247	$238	$361	$333
Equity	331	317	338	305	284
Fixed income	111	110	107	104	114
Other	72	69	67	65	62

Total	$774	$743	$750	$835	$793

Custody fund assets (in billions)	$399	$389	$383	$476	$475

Shareholder accounts (in millions)
Transfer agency	18	18	20	19	19
Subaccounting	48	47	45	43	40

Total	66	65	65	62	59

OTHER INFORMATION
Period-end full-time employees	4,317	4,314	4,291	4,391	4,457

(a)	See notes (a) and (e) on page 3.
(b)	Income taxes for the quarter ended September 30, 2006 included the benefit of a $13.5 million reversal of deferred taxes related to foreign subsidiary earnings.
(c)	Operating income divided by servicing revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details	of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-equivalent basis

	Three months ended
Net Interest Income In millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005

Interest income
Loans	$841	$801	$750	$730	$721
Securities available for sale and held to maturity	272	255	244	234	219
Other	97	76	79	83	62

Total interest income	1,210	1,132	1,073	1,047	1,002

Interest expense
Deposits	434	379	327	305	270
Borrowed funds	202	191	183	174	166

Total interest expense	636	570	510	479	436

Net interest income (a)	$574	$562	$563	$568	$566

(a)	The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	Three months ended
In millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Net interest income, GAAP basis	$567	$556	$556	$555	$559
Taxable-equivalent adjustment	7	6	7	13	7

Net interest income, taxable-equivalent basis	$574	$562	$563	$568	$566

	Three months ended
Net Interest Margin	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005

Average yields/rates
Yield on interest-earning assets
Loans	6.59%	6.38%	6.14%	5.91%	5.75%
Securities available for sale and held to maturity	5.01	4.76	4.66	4.49	4.29
Other	5.78	5.23	5.04	5.00	4.15
Total yield on interest-earning assets	6.09	5.84	5.64	5.44	5.23
Rate on interest-bearing liabilities
Deposits	3.43	3.11	2.81	2.58	2.33
Borrowed funds	5.40	5.06	4.65	4.23	3.79
Total rate on interest-bearing liabilities	3.88	3.56	3.27	3.01	2.73

Interest rate spread	2.21	2.28	2.37	2.43	2.50
Impact of noninterest-bearing sources	.68	.62	.58	.53	.46

Net interest margin	2.89%	2.90%	2.95%	2.96%	2.96%

	Three months ended
Trading Revenue (b) In millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005

Net interest income (expense)	$(1)	$(3)		$2	$1
Noninterest income	38	55	$57	49	47

Total trading revenue	$37	$52	$57	$51	$48

Securities underwriting and trading (c)	$8	$2	$4	$7	$2
Foreign exchange	11	17	14	12	10
Financial derivatives	18	33	39	32	36

Total trading revenue	$37	$52	$57	$51	$48

(b)	See pages 12-13 for disclosure of average trading assets and liabilities.
(c)	Includes changes in fair value for certain loans accounted for at fair value. See page 12 for disclosure of average loans at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

GAAP and Bank Efficiency Ratios (Unaudited)

	Three months ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
PNC GAAP basis efficiency ratio (a)	34%	64%	67%	67%	69%
Bank efficiency ratio (b)	24%	59%	63%	64%	67%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(b)	The bank efficiency ratio represents the consolidated (GAAP basis) efficiency ratio excluding the total effect of BlackRock and PFPC. We believe the disclosure of this bank efficiency ratio is meaningful for investors because it provides a more relevant basis of comparison with other financial institutions that may not have significant asset management and fund processing businesses.

Reconciliation of GAAP amounts with amounts used in the calculation of the bank efficiency ratio:

	Three months ended
Dollars in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
PNC total revenue, GAAP basis	$3,510	$1,786	$1,741	$1,709	$1,675
Less: BlackRock revenue*	$325	$365	$409	$373	$320
PFPC revenue*	$208	$208	$218	$209	$211

Revenue, as adjusted	$2,977	$1,213	$1,114	$1,127	$1,144
PNC noninterest expense, GAAP basis	$1,178	$1,149	$1,171	$1,145	$1,159
Less: BlackRock noninterest expense	$295	$264	$296	$256	$221
PFPC noninterest expense	$166	$167	$173	$165	$171

Noninterest expense, as adjusted	$717	$718	$702	$724	$767

*	These amounts differ from amounts included on pages 7 and 8 of this financial supplement due to the presentation on pages 7 and 8 of BlackRock revenue on a taxable-equivalent basis and classification differences related to BlackRock and PFPC. Note 13 Segment Reporting in our second quarter 2006 Quarterly Report on Form 10-Q provides further details on these differences.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Retail Banking Efficiency Ratios (Unaudited)

	Three months ended
	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Efficiency, GAAP basis (a)	57%	58%	58%	57%	60%
Efficiency, as adjusted (b)	55%	56%	56%	55%	58%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(b)	Calculated by excluding the impact of Hilliard Lyons activities included within the Retail Banking business segment. Activities excluded are the principal activities of Hilliard Lyons on a management reporting basis, including client-related brokerage and trading, investment banking and investment management. Industry-wide efficiency measures for brokerage firms and asset management firms differ significantly due primarily to the highly variable compensation structure of brokerage firms. We believe the disclosure of an efficiency ratio for Retail Banking excluding the impact of these Hilliard Lyons activities is meaningful for investors as it provides a more relevant basis of comparison with other retail banking franchises.

Reconciliation of GAAP amounts with amounts used in the calculation of the adjusted Retail Banking efficiency ratio:

	Three months ended
Dollars in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Revenue, GAAP basis	$791	$782	$753	$755	$740
Less: Hilliard Lyons	48	50	56	48	50

Revenue, as adjusted	$743	$732	$697	$707	$690

Noninterest expense, GAAP basis	$451	$455	$436	$434	$444
Less: Hilliard Lyons	43	45	45	44	44

Noninterest expense, as adjusted	$408	$410	$391	$390	$400

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Average	Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Assets
Interest-earning assets
Securities available for sale and held to maturity
Mortgage-backed, asset-backed, and other debt	$15,109	$13,771	$13,007	$12,541	$12,154
U.S. Treasury and government agencies/corporations	6,187	7,263	7,527	7,952	7,960
State and municipal	144	152	156	161	167
Corporate stocks and other	259	230	216	163	167

Total securities available for sale and held to maturity (a) (b)	21,699	21,416	20,906	20,817	20,448
Loans, net of unearned income
Commercial	20,431	20,348	19,556	19,130	19,685
Commercial real estate	3,268	3,071	3,021	2,983	2,947
Consumer	16,150	16,049	16,184	16,310	16,673
Residential mortgage	7,332	7,353	7,272	7,175	6,739
Lease financing	2,790	2,761	2,769	2,821	2,937
Other	367	354	344	364	469

Total loans, net of unearned income (a)	50,338	49,936	49,146	48,783	49,450
Loans held for sale	2,408	2,411	2,745	2,715	2,390
Federal funds sold and resale agreements	1,401	613	488	643	423
Other	2,805	2,795	3,147	3,248	3,046

Total interest-earning assets	78,651	77,171	76,432	76,206	75,757
Noninterest-earning assets
Allowance for loan and lease losses	(609)	(600)	(600)	(628)	(634)
Cash and due from banks	3,161	3,140	3,187	3,325	3,233
Other	14,142	13,736	13,110	13,167	12,720

Total assets (a)	$95,345	$93,447	$92,129	$92,070	$91,076

Supplemental Average Balance Sheet Information

Loans
Loans excluding conduit	$50,338	$49,936	$49,146	$48,353	$47,351
Market Street conduit (a)				430	2,099

Total loans (a)	$50,338	$49,936	$49,146	$48,783	$49,450

Trading Assets
Securities (c)	$1,460	$1,477	$1,797	$1,852	$1,734
Resale agreements (d)	537	378	321	593	411
Financial derivatives (e)	1,220	1,251	908	849	695
Loans at fair value (e)	168	170

Total trading assets	$3,385	$3,276	$3,026	$3,294	$2,840

(a)	We deconsolidated Market Street from our Consolidated Balance Sheet in October 2005. Assets and liabilities of Market Street, consisting primarily of securities, loans, and commercial paper, are not reflected in our Average Consolidated Balance Sheet after October 17, 2005. The deconsolidation of Market Street affected the following loan categories: commercial, consumer, lease financing and other.
(b)	Securities held to maturity totaled less than $.5 million for each of the periods presented and are included in the “Mortgage-backed, asset-backed, and other debt” category above.
(c)	Included in “Interest-earning assets-Other” above.
(d)	Included in “Federal funds sold and resale agreements” above.
(e)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Average	Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$20,565	$19,019	$18,482	$19,194	$18,447
Demand	8,075	8,229	8,304	8,378	8,343
Savings	2,021	2,177	2,250	2,377	2,589
Retail certificates of deposit	14,209	13,686	13,243	12,804	12,143
Other time	1,467	1,323	1,309	1,527	2,306
Time deposits in foreign offices	3,712	4,276	3,396	2,482	2,061

Total interest-bearing deposits	50,049	48,710	46,984	46,762	45,889
Borrowed funds
Federal funds purchased	3,831	2,715	2,594	2,518	1,704
Repurchase agreements	2,027	2,226	2,307	1,915	2,137
Bank notes and senior debt	2,801	3,145	3,824	3,558	3,271
Subordinated debt	4,436	4,437	4,437	4,438	3,996
Commercial paper (a)	153	206	219	798	3,316
Other	1,474	2,298	2,380	2,960	2,790

Total borrowed funds	14,722	15,027	15,761	16,187	17,214

Total interest-bearing liabilities	64,771	63,737	62,745	62,949	63,103
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity
Demand and other noninterest-bearing deposits	14,549	13,926	13,966	14,057	13,738
Allowance for unfunded loan commitments and letters of credit	104	103	101	80	84
Accrued expenses and other liabilities	6,346	6,305	6,106	6,049	5,408
Minority and noncontrolling interests in consolidated entities	640	631	589	599	518
Shareholders’ equity	8,935	8,745	8,622	8,336	8,225

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$95,345	$93,447	$92,129	$92,070	$91,076

Supplemental Average Balance Sheet Information

Deposits and Other
Interest-bearing deposits	$50,049	$48,710	$46,984	$46,762	$45,889
Demand and other noninterest-bearing deposits	14,549	13,926	13,966	14,057	13,738

Total deposits	$64,598	$62,636	$60,950	$60,819	$59,627
Transaction deposits	$43,189	$41,174	$40,752	$41,629	$40,528
Market Street commercial paper (a)				$514	$2,553
Common shareholders’ equity	$8,928	$8,738	$8,615	$8,328	$8,217

Trading Liabilities
Securities sold short (b)	$867	$769	$663	$961	$806
Repurchase agreements and other borrowings (c)	708	641	886	985	933
Financial derivatives (d)	1,151	1,200	901	908	814
Borrowings at fair value (d)	40	48

Total trading liabilities	$2,766	$2,658	$2,450	$2,854	$2,553

(a)	See note (a) on page 12.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Commercial
Retail/wholesale	$5,245	$5,393	$4,962	$4,854	$5,114
Manufacturing	4,318	4,164	4,113	4,045	4,321
Other service providers	2,155	2,179	2,114	1,986	2,173
Real estate related	3,000	2,903	2,845	2,577	2,492
Financial services	1,423	1,479	1,561	1,438	1,297
Health care	685	641	651	616	608
Other	3,858	3,805	3,681	3,809	4,098

Total commercial	20,684	20,564	19,927	19,325	20,103

Commercial real estate
Real estate projects	2,691	2,438	2,325	2,244	2,147
Mortgage	794	768	721	918	779

Total commercial real estate	3,485	3,206	3,046	3,162	2,926

Equipment lease financing	3,609	3,583	3,558	3,628	3,721

Total commercial lending	27,778	27,353	26,531	26,115	26,750

Consumer
Home equity	13,876	13,853	13,787	13,790	13,722
Automobile	1,061	1,008	958	938	931
Other	1,419	1,388	1,363	1,445	2,232

Total consumer	16,356	16,249	16,108	16,173	16,885

Residential mortgage	5,234	7,416	7,362	7,307	7,156
Other	347	358	352	341	575
Unearned income	(815)	(828)	(832)	(835)	(856)

Total, net of unearned income (a)	$48,900	$50,548	$49,521	$49,101	$50,510

Supplemental Loan Information
Loans excluding conduit	$48,900	$50,548	$49,521	$49,101	$47,889
Market Street conduit (a)					2,621

Total loans (a)	$48,900	$50,548	$49,521	$49,101	$50,510

	September 30 2006	September 30 2005
Commercial Lending Exposure (b)(c)
Investment grade or equivalent	49%	48%
Non-investment grade $50 million or greater	3%	2%
All other non-investment grade	48%	50%

Total	100%	100%

(a)	See note (a) on page 12.
(b)	Includes all commercial loans in the Retail Banking and Corporate & Institutional Banking business segments other than the loans of Market Street. We deconsolidated Market Street from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Exposure represents the sum of all loans, leases, commitments and letters of credit.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and

Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Beginning balance	$611	$597	$596	$634	$628
Charge-offs
Commercial	(39)	(30)	(16)	(8)	(16)
Commercial real estate	(2)			(1)
Equipment lease financing (a)				(29)
Consumer	(13)	(12)	(12)	(12)	(12)
Residential mortgage	(2)			(1)

Total charge-offs (a)	(56)	(42)	(28)	(51)	(28)
Recoveries
Commercial	6	4	6	6	8
Commercial real estate					1
Equipment lease financing		4
Consumer	3	4	4	4	4

Total recoveries	9	12	10	10	13
Net recoveries (charge-offs)
Commercial	(33)	(26)	(10)	(2)	(8)
Commercial real estate	(2)			(1)	1
Equipment lease financing (a)		4		(29)
Consumer	(10)	(8)	(8)	(8)	(8)
Residential mortgage	(2)			(1)

Total net charge-offs (a)	(47)	(30)	(18)	(41)	(15)
Provision for credit losses	16	44	22	24	16
Net change in allowance for unfunded loan commitments and letters of credit	(14)		(3)	(21)	5

Ending balance	$566	$611	$597	$596	$634

Supplemental Information
Commercial lending net charge-offs (a) (b)	$(35)	$(22)	$(10)	$(32)	$(7)
Consumer lending net charge-offs (c)	(12)	(8)	(8)	(9)	(8)

Total net charge-offs (a)	$(47)	$(30)	$(18)	$(41)	$(15)
Net charge-offs to average loans
Commercial lending	.52%	.34%	.16%	.51%	.11%
Consumer lending	.20	.14	.14	.15	.14

(a)	Fourth quarter 2005 amounts reflect the impact of a charge-off related to a single leasing customer during that period.
(b)	Includes commercial, commercial real estate and equipment lease financing.
(c)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Beginning balance	$103	$103	$100	$79	$84
Net change in allowance for unfunded loan commitments and letters of credit	14		3	21	(5)

Ending balance	$117	$103	$103	$100	$79

Net Unfunded Commitments

In millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Net unfunded commitments (d)	$43,804	$40,904	$40,806	$40,178	$35,261

(d)	Balances subsequent to October 17, 2005 reflect the deconsolidation of Market Street from our Consolidated Balance Sheet as of that date. Amounts related to Market Street are now considered third party net unfunded commitments.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Nonaccrual loans
Commercial	$112	$151	$127	$134	$86
Commercial real estate	14	12	13	14	11
Equipment lease financing	14	16	16	17	3
Consumer	14	14	11	10	11
Residential mortgage	13	14	15	15	16

Total nonaccrual loans	167	207	182	190	127
Troubled debt restructured loan		1

Total nonperforming loans	167	208	182	190	127
Nonperforming loans held for sale (a)			1	1	1
Foreclosed and other assets
Equipment lease financing	12	12	13	13	13
Residential mortgage	9	8	8	9	11
Other	3	3	3	3	4

Total foreclosed and other assets	24	23	24	25	28

Total nonperforming assets (b)	$191	$231	$207	$216	$156

Nonperforming loans to total loans	.34%	.41%	.37%	.39%	.25%
Nonperforming assets to total loans, loans held for sale and foreclosed assets	.36	.44	.40	.42	.29
Nonperforming assets to total assets	.19	.24	.22	.23	.17
(a) Amounts represent troubled debt restructured loans held for sale.
(b) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $4 million, $7 million, $7 million, $7 million and $16 million, respectively).	$12	$18	$21	$25	$27

Change in Nonperforming Assets

In millions	Nine months ended
January 1, 2006	$216
Transferred from accrual	182
Returned to performing	(15)
Principal activity including payoffs	(93)
Asset sales	(14)
Charge-offs and valuation adjustments	(85)

September 30, 2006	$191

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	September 30 2006	June 30 2006	March 31 2006	December 31 2005	September 30 2005
Retail Banking
Nonperforming loans	$85	$95	$84	$81	$78
Foreclosed and other assets	10	9	9	9	9

Total	$95	$104	$93	$90	$87

Corporate & Institutional Banking
Nonperforming loans	$81	$112	$97	$108	$48
Nonperforming loans held for sale			1	1	1
Foreclosed and other assets	13	13	14	15	18

Total	$94	$125	$112	$124	$67

Other (a)
Nonperforming loans	$1	$1	$1	$1	$1
Foreclosed and other assets	1	1	1	1	1

Total	$2	$2	$2	$2	$2

Consolidated Totals
Nonperforming loans	$167	$208	$182	$190	$127
Nonperforming loans held for sale			1	1	1
Foreclosed and other assets	24	23	24	25	28

Total	$191	$231	$207	$216	$156

Largest Nonperforming Assets at September 30, 2006 - in millions (b)

Ranking	Outstandings	Industry
1	$19	Food Mfg.
2	14	Air Transportation
3	12	Computer and Electronic Mfg.
4	12	Air Transportation
5	12	Fabricated Metal Product Mfg.
6	6	Real Estate
7	4	Construction of Buildings
8	4	Transportation Equipment Mfg.
9	4	Private Households
10	3	Truck Transportation

Total	$90

As a percent of nonperforming assets
	47%

(a)	Represents residential mortgages related to PNC’s asset and liability management function.
(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale and the loan’s market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., vulnerable to rising rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that our business segments should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of our business segments. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, nonaccrual loans held for sale, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonaccrual loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Operating leverage - The period to period percentage change in total revenue less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common equity ratio - Period-end common shareholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights) divided by period-end assets less goodwill and other intangible assets (excluding mortgage servicing rights).

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap - A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital - Tier 1 risk-based capital plus qualifying senior and subordinated debt, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.

Business Segment Descriptions

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.5 million consumer and small business customers within our primary geographic area. Our customers are serviced through approximately 850 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania; New Jersey; the greater Washington, D.C. area, including Virginia and Maryland; Ohio; Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

BlackRock is one of the world’s largest publicly traded investment management firms. As of September 30, 2006, BlackRock’s assets under management, including assets under management acquired as a result of the BlackRock/MLIM transaction, were $1.1 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides BlackRock Solutions® Investment System, risk management, and financial advisory services to a growing number of institutional investors. The firm has a major presence in key global markets, including the United States, Europe, Asia, Australia and the Middle East. For additional information, please visit the firm’s website at www.blackrock.com. At September 30, 2006, PNC owned approximately 34% of BlackRock and will prospectively account for its investment in BlackRock under the equity method.

PFPC is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, managed accounts, subaccounting, and distribution. PFPC serviced $2.0 trillion in total assets and 66 million shareholder accounts as of September 30, 2006 both domestically and internationally through its Ireland and Luxembourg operations.

Additional Information About The PNC/Mercantile Transaction

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation (“Mercantile Bankshares”) will be filing a proxy statement/prospectus and other relevant documents concerning the PNC/Mercantile merger transaction with the United States Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of the proxy statement/prospectus, as well as other filings containing information about Mercantile Bankshares and PNC, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

Mercantile Bankshares and its directors and executive officers and certain other members of management and employees are expected to be participants in the solicitation of proxies from Mercantile Bankshares’ shareholders in respect of the proposed merger transaction. Information regarding the directors and executive officers of Mercantile Bankshares is available in the proxy statement for its May 9, 2006 annual meeting of shareholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus relating to the merger transaction and the other relevant documents filed with the SEC when they become available.